Underlying supplement no. 1000 To prospectus dated May 30, 2006 and prospectus supplement dated May 30, 2006	Registration Statement no. 333-134553 Dated October 26, 2007 Rule 424(b)(2)

LEHMAN BROTHERS HOLDINGS INC.

Basket Consisting of MSCI TaiwanSM Index (TWY), KOSPI 200 IndexSM (KOSPI2), MSCI Singapore Free IndexSM (SGY) and Nikkei 225SM Index (NKY)

General

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Lehman Brothers Holdings Inc. may offer and sell notes linked to a basket of the indices from time to time. This underlying supplement no. 1000 describes a basket of Asian indices (the “Basket”) of the MSCI TaiwanSM Index, the KOSPI 200 IndexSM, the MSCI Singapore Free IndexSM and the Nikkei 225SM Index, which we refer to in this underlying supplement as Basket Indices. The specific terms for each series of notes will be included in a product supplement. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the notes. We refer to such term sheets and pricing supplements generally as terms supplements. You should read the base prospectus, the MTN prospectus supplement, the relevant product supplement and any other related prospectus supplement, term sheet or pricing supplement, including the description of the MSCI TaiwanSM Index, the KOSPI 200 IndexSM, the MSCI Singapore Free IndexSM and the Nikkei 225SM Index set forth in this underlying supplement, carefully before you invest in the notes. Any terms used herein but not defined herein shall have the meaning given to them in the base prospectus, the MTN prospectus supplement or relevant product supplement or free writing prospectus. This underlying supplement may not be used to sell securities unless accompanied by the base prospectus, the MTN prospectus supplement, the relevant product supplement, the relevant terms supplements and any other related prospectus supplements.

Investing in notes linked to a Basket consisting of the MSCI TaiwanSM Index, the KOSPI 200 IndexSM, the MSCI Singapore Free IndexSM, and the Nikkei 225SM Index, involves a number of risks. See “ Risk Factors” beginning on page US-1 in this underlying supplement no. 1000 and “Risk Factors” in the relevant product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this underlying supplement no. 1000, the accompanying base prospectus, the MTN prospectus supplement, the relevant product supplement, the relevant terms supplements and any other related prospectus supplements. Any representation to the contrary is a criminal offense.

LEHMAN BROTHERS

October 26, 2007

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“MSCI TaiwanSM Index” is a service mark of Morgan Stanley Capital International (“MSCI”) and has been licensed for use by Lehman Brothers Holdings Inc. The notes, which are linked to the performance of the MSCI TaiwanSM Index, are not sponsored, endorsed, sold or promoted by MSCI, and MSCI makes no representation regarding the advisability of investing in the notes.

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“KOSPI 200 IndexSM” is a service mark of the Korea Exchange and has been licensed for use by Lehman Brothers Holdings Inc. The notes, linked to the performance of the KOSPI 200 IndexSM, are not sponsored, endorsed, sold or promoted by the Korea Exchange and the Korea Exchange makes no representation regarding the advisability of investing in the notes.

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“MSCI Singapore Free IndexSM” is a service mark of MSCI and has been licensed for use by Lehman Brothers Holdings Inc. The notes, which are linked to the performance of the MSCI Singapore Free IndexSM, are not sponsored, endorsed, sold or promoted by MSCI, and MSCI makes no representation regarding the advisability of investing in the notes.

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“Nikkei” and “Nikkei 225” are service marks of Nikkei Inc. and will be licensed for use by Lehman Brothers Holdings Inc. The notes, which are linked to the performance of the Nikkei 225SM Index, are not sponsored, endorsed, sold or promoted by Nikkei Inc., and Nikkei Inc. makes no representation regarding the advisability of investing in the notes.

Underlying Supplement
Risk Factors	US-1
THE MSCI TAIWANSM INDEX	US-5
THE KOSPI 200 INDEXSM	US-10
THE MSCI SINGAPORE FREE INDEXSM	US-14
THE NIKKEI 225SM INDEX	US-19

MTN Prospectus Supplement
Risk Factors	S-4
Description of the Notes	S-13
Supplemental United States Federal Income Tax Consequences	S-37
Certain ERISA Considerations	S-44
Plan of Distribution	S-45
Appendix A	A-1

Base Prospectus
Prospectus Summary	1
General Information	6
Cautionary Statement Regarding Forward-Looking Statements	6
Use of Proceeds	7
Ratios of Earnings to Fixed Charges and of Earnings to Combined Fixed Charges and Preferred Stock Dividends	7
Description of Debt Securities	8
Description of Warrants	19
Description of Purchase Contracts	23
Description of Preferred Stock	27
Description of Depositary Shares	30
Description of Common Stock	32
Description of Units	34
Form, Exchange and Transfer	37
Book-Entry Procedures and Settlement	38
United States Federal Income Tax Consequences	40
Plan of Distribution	54
Certain ERISA Considerations	58
Where You Can Find More Information	58
Legal Matters	59
Experts	59

The relevant terms supplements, this underlying supplement no. 1000, the relevant product supplement and the accompanying base prospectus and MTN prospectus supplement contain the terms of the notes. In making your investment decision, you should rely only on the information contained or incorporated by reference in the relevant terms supplements, this underlying supplement no. 1000, the relevant product supplement and the accompanying base prospectus and MTN prospectus supplement with respect to the notes offered and with respect to Lehman Brothers Holdings Inc. We have not authorized anyone to give you any additional or different information. The information in the relevant terms supplements, this underlying supplement no. 1000, the relevant product supplement and the accompanying base prospectus and MTN prospectus supplement may only be accurate as of the dates of each of these documents, respectively.

The notes described in the relevant terms supplements, this underlying supplement no. 1000 and the relevant product supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisors. You should be aware that the regulations of the Financial Industry Regulatory Authority, Inc. and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The relevant terms supplements, this underlying supplement no. 1000, the relevant product supplement and the accompanying base prospectus and MTN prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

US-i

In this underlying supplement no. 1000, the relevant terms supplements, the relevant product supplement and the accompanying base prospectus and MTN prospectus supplement, “we,” “us” and “our” refer to Lehman Brothers Holdings Inc., unless the context requires otherwise.

US-ii

Risk Factors

Your investment in notes linked to a basket consisting of the MSCI TaiwanSM Index, the KOSPI 200 IndexSM, the MSCI Singapore Free IndexSM and the Nikkei 225SM Index will involve certain risks. Investing in the notes is not equivalent to investing directly in the Basket Indices or any of the component stocks of a Basket Index. You should consider carefully the following discussion of risks before you decide that an investment in notes linked to a Basket consisting of the MSCI TaiwanSM Index, the KOSPI 200 IndexSM, the MSCI Singapore Free IndexSM, and the Nikkei 225SM Index is suitable for you. In addition, you should consider carefully the discussion of risks set forth in the relevant product supplement before you decide that an investment in the notes is suitable for you.

The amount payable on the notes at maturity will not be adjusted, unless otherwise specified in the relevant terms supplement, for changes in exchange rates that might affect the MSCI TaiwanSM Index, the KOSPI 200 IndexSM, the MSCI Singapore Free IndexSM and the Nikkei 225SM Index.

Although the stocks composing to the MSCI TaiwanSM Index, the KOSPI 200 IndexSM, the MSCI Singapore Free IndexSM and the Nikkei 225SM Index are traded in currencies other than U.S. dollars, and the notes, which are linked to the Basket Indices, are denominated in U.S. dollars, the amount payable on the notes at maturity will not be adjusted, unless otherwise specified in the relevant terms supplement, for changes in the exchange rate between the U.S. dollar and each of the currencies in which the stocks that make up the MSCI TaiwanSM Index, the KOSPI 200 IndexSM, the MSCI Singapore Free IndexSM and the Nikkei 225SM Index are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the amount payable on the notes at maturity. The amount we pay in respect of the notes on the maturity date, if any, will be determined solely in accordance with the procedures described in the relevant product supplement.

Each publisher may adjust its respective Basket Index in a way that affects its level and adversely affects the value of your note, and each publisher has no obligation to consider your interests.

Morgan Stanley Capital International Inc. (“MSCI”), the publisher of the MSCI Singapore Free IndexSM and of the MSCI TaiwanSM Index, is responsible for calculating and maintaining those two Basket Indices. The Korea Exchange (“KRX”) is responsible for compiling and publishing the KOSPI 200 IndexSM. Nikkei Inc. is responsible for calculating and maintaining the Nikkei 225SM Index. We are not affiliated with MSCI, KRX or Nikkei Inc. in any way (except for licensing arrangements discussed below in “The MSCI TaiwanSM Index”, “The KOSPI 200 IndexSM”, “The MSCI Singapore Free IndexSM” and “The Nikkei 225SM Index”, and we have no way to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the calculation of the related Basket Index.

Each of MSCI, KRX and Nikkei Inc. can add, delete or substitute the stocks underlying its Basket Index or make other methodological changes that could change the level of its Basket Index. You should realize that the changing of companies included in any Basket Index may affect such Basket Index, and in turn the Basket, as a newly added company may perform significantly better or worse than the company or companies it replaces. Additionally, each of MSCI, KRX and Nikkei Inc. may alter, discontinue or suspend calculation or dissemination of its Index. Any of these actions could adversely affect the value of your notes. None of MSCI, KRX and FXI has any obligation to consider your interests in calculating or revising its Index. See “The MSCI TaiwanSM Index”, “The KOSPI 200 IndexSM”, “The MSCI Singapore Free IndexSM” and “The Nikkei 225SM Index.”

Neither Lehman Brothers Holdings Inc. nor any of its affiliates assumes any responsibility for the adequacy or accuracy of the information about the Basket Indices, MSCI, KRX or Nikkei Inc. contained in this underlying supplement or any public disclosure of information by MSCI. You, as an investor in the notes, should make your own investigation into the Basket Indices, MSCI, KRX and Nikkei Inc.

We cannot control actions by the companies whose stocks or other equity securities are represented in the Basket.

We are not affiliated with any of the companies whose stock is represented in the Basket. As a result, we will have no ability to control the actions of such companies, including actions that could affect the value of the stocks underlying the Basket Indices or your notes. None of the money you pay us will go to MSCI, KRX, Nikkei Inc. or any of the companies represented in the Basket Indices and none of those companies will be involved in the offering of notes in any way. Neither those companies nor we will have any obligation to consider your interests as a holder of the notes in taking any corporate actions that might affect the value of your notes.

You will have no shareholder rights in issuers of stocks underlying the Basket Indices.

Investing in the notes is not equivalent to investing in the securities underlying the Basket Indices. As a holder of the notes, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the securities that make up any of the Basket Indices would have.

An investment in the notes is subject to risks associated with non-U.S. securities markets.

The stocks that constitute each Basket Index have been issued by non-U.S. companies. Investments in securities indexed to the value of such non-U.S. equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

The prices of securities in non-U.S. jurisdictions may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws or other foreign laws or restrictions. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

The securities markets on which the stocks of the companies included in the Basket Indices are traded are not as large as the U.S. securities markets and have substantially less trading volume, which may result in a lack of liquidity and high price volatility relative to the U.S. securities markets. There is also a high concentration of market capitalization and trading volume in a small number of issuers representing a limited number of industries, as well as a high concentration of certain types of investors (including investment funds and other institutional investors) in these securities markets. As a result, the securities markets on which the stocks of the companies included in the Basket Indices are traded may be subject to significantly greater risk and price volatility than the U.S. securities markets.

The notes may be subject to currency exchange risk.

Because the prices of the component stocks included in the MSCI TaiwanSM Index and the MSCI Singapore Free IndexSM may be converted into US dollars for the purposes of calculating the level of either or both of such indices, holders of the notes will be exposed to currency exchange rate risk with respect to each of the countries represented in such index or indices. An investor’s net exposure will depend on the extent to which the currencies of the component stocks included in such index or indices strengthen or weaken against the US dollar. If, taking into account such weighting, the US dollar strengthens against the respective component currencies, the level of the applicable Basket Index may be adversely affected, and the payment at maturity of the notes may be reduced.

Of particular importance to potential currency exchange risks are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments; and

•	the extent of governmental surpluses or deficits in the component countries and the United States of America.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance.

Time differences between the cities where the Basket Indices trade and New York City may create discrepancies in trading levels.

As a result of the time difference between the cities where the securities underlying the Basket Indices trade and New York City (where the notes may trade), there may be discrepancies between the levels of the Basket Indices and the trading prices of the notes. In addition, there may be periods when the foreign securities markets are closed for trading (for example during holidays in a foreign country), as a result of which the levels of the Basket Indices remain unchanged for multiple trading days in New York City.

THE BASKET

The Basket will consist of the four Basket Indices, which will be equally weighted unless otherwise specified in the relevant terms supplements. The level of the Basket will increase or decrease depending on the performance of the Basket Indices.

THE MSCI TAIWANSM INDEX

We have derived all information contained in this underlying supplement no. 1000 regarding the MSCI TaiwanSM Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Morgan Stanley Capital International Inc. (“MSCI”). We have not independently verified such information. We make no representation or warranty as to the accuracy or completeness of such information.

Additional information concerning the MSCI TaiwanSM Index may be obtained at the MSCI website (www.mscibarra.com). Information contained in the MSCI website is not incorporated by reference in, and should not be considered part of, this underlying supplement or any terms supplement.

You can obtain the level of the MSCI TaiwanSM Index at any time from the Bloomberg Financial Markets page “TWY <Index> <Go>“ or from the MSCI web site at www.mscibarra.com.

MSCI TaiwanSM Index Composition

MSCI targets an 85% free float adjusted market representation level within each industry group in Taiwan. The security selection process within each industry group is based on analysis of the following:

•	Each company’s business activities and the diversification that its securities would bring to the index.

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The size (based on free float-adjusted market capitalization) and liquidity of securities. All other things being equal, MSCI targets for inclusion the most sizable and liquid securities in an industry group. In addition, securities that do not meet the minimum size guidelines and/or securities with inadequate liquidity are not considered for inclusion. Though the following limits are subject to revision, as of the date of this underlying supplement, a security will be eligible for inclusion in the MSCI TaiwanSM Index if it achieves a free float adjusted market capitalization of U.S. $600 million and will be eligible for deletion if such capitalization falls below U.S. $300 million as of the yearly review. If, however, the free float adjusted market capitalization level falls significantly below the free float adjusted market capitalization level for deletions prior to a yearly review, for example during a quarterly review, then the security may be deleted prior to such yearly review.

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The liquidity of the securities. All other things being equal, MSCI targets for inclusion the most liquid securities in an industry group. In addition, securities that have inadequate liquidity are not considered for inclusion. MSCI does not define absolute minimum or maximum liquidity levels for stock inclusion or exclusion from the MSCI TaiwanSM Index but considers each stock’s relative standing within Taiwan and between cycles. A useful measure to compare liquidity within the same market is the Annualized Traded Value Ratio (“ATVR”), which screens out extreme daily trading volumes and takes into account the difference in market capitalization size. The ATVR Ratio of each security is calculated via the following 3-step process:

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First, monthly median traded values are computed using the daily median traded value, multiplied by the number of days in the month that the security traded. The daily traded value of a security is equal to the number of shares traded during the day, multiplied by the closing price of that security. The daily median traded value is the median of the daily traded values in a given month.

•	Second, the monthly median traded value ratio is obtained by dividing the monthly median traded value of a security by its free float adjusted security market capitalization at the end of the month.

•	Third, the ATVR is obtained by multiplying the average of the monthly median trade value ratios of the previous 12 months—or the number of months for which this data is available—by 12.

Only securities of companies with an estimated overall or security free float greater than 15% are generally considered for inclusion in the MSCI TaiwanSM Index. For securities not subject to foreign ownership limitations, the free float of a security is estimated as its total number of shares outstanding less shareholdings classified as strategic and/or non-free float. For securities subject to foreign ownership limitations, the estimated free float available to foreign investors is equal to the lesser of (a) the total number of shares outstanding less shareholdings classified as strategic or non-free float and (b) foreign ownership limitation adjusted for non-free float stakes held by foreign investors.

MSCI free float adjusts the market capitalization of each security using an adjustment factor referred to as the Foreign Inclusion Factor (“FIF”). Securities not subject to foreign ownership limitations have a FIF equal to (a) the estimated free float, rounded up to the closest 5%, if the securities have a free float greater than 15% or (b) the estimated free float, rounded to the closest 1%, if the securities have a free float less than 15%. For securities subject to foreign ownership limitations, the FIF is equal to the lesser of (a) the estimated free float available to foreign investors (i) rounded up to the closest 5%, if the free float is greater than 15% or (ii) rounded to the closest 1%, if the free float is less than 15% and (b) foreign ownership limitation rounded to the closest 1%.

The free float adjusted market capitalization of a security is calculated as the product of the FIF and the security’s full market capitalization.

MSCI TaiwanSM Index Maintenance

There are three broad categories of MSCI TaiwanSM Index maintenance:

•	An annual full country index review that reassesses the various dimensions of the equity universe in Taiwan;

•	Quarterly index reviews, aimed at promptly reflecting other significant market events; and

•	Ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the index rapidly as they occur.

During the annual review, additions or deletions of securities are made (i) following the reappraisal of the free float adjusted industry group representation within a country relative to an 85% target, (ii) following an update of the minimum size guidelines for additions and deletions and (iii) based on a company’s and/or security’s free float of less than 15% that has decreased in size in terms of free float adjusted market capitalization due to reduction in free float or due to performance and that no longer meet certain criteria.

During a quarterly index review, securities may be added to or deleted from the MSCI TaiwanSM Index for a variety of reasons, including the following:

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Additions or deletions of securities, due to one or more industry groups having become significantly over- or under-represented as a result of mergers, acquisitions, restructuring and other major market events affecting that industry group.

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Additions or deletions resulting from changes in industry classification, significant increases or decreases in free float and relaxation/removal or decreases of foreign ownership limits not implemented immediately.

•	Additions of large companies that did not meet the minimum size criterion for early inclusion at the time of their initial public offering or secondary offering.

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Newly listed equity securities available to foreign investors may be considered for early inclusion at the time of the quarterly review if the security meets the index constituent eligibility rules and guidelines and has a free float-adjusted market capitalization of at least U.S. $2,400 million.

•	Replacement of companies which are no longer suitable industry representatives.

•	Deletion of securities whose issuing company and/or security free float has fallen to less than 15% and which do not meet certain criteria.

•	Deletion of securities that have become very small or illiquid.

•	Replacement of securities (additions or deletions) resulting from the review of price source for constituents with both domestic and foreign board quotations.

•	Additions or deletions of securities as a result of other market events.

MSCI TaiwanSM Index Calculation

The MSCI TaiwanSM Index is computed generally by multiplying the previous day’s index level by the free float adjusted market capitalization level of each share in the MSCI TaiwanSM Index on the prior day divided by the free float adjusted market capitalization level of each share in the MSCI TaiwanSM Index on the current day. The numerator is adjusted market capitalization, but the denominator is unadjusted, meaning that the price adjustment factor is applied to the numerator, but not to the denominator.

Discontinuation of the MSCI TaiwanSM Index; Alteration of Method of Calculation

If MSCI discontinues publication of the MSCI TaiwanSM Index and MSCI or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued MSCI TaiwanSM Index (such index being referred to herein as a “MSCI TaiwanSM Index successor index”), then any Index closing level will be determined by reference to the level of such MSCI TaiwanSM Index successor index at the close of trading on the relevant exchange or market for the MSCI TaiwanSM Index successor index on each relevant Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date or dates as set forth in the relevant terms supplements.

Upon any selection by the calculation agent of an MSCI TaiwanSM Index successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

If MSCI discontinues publication of the MSCI TaiwanSM Index prior to, and such discontinuation is continuing on, a Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date or dates as set forth in the relevant terms supplement and the calculation agent determines, in its sole discretion, that no MSCI TaiwanSM Index successor index is available at such time or the calculation agent has previously selected an MSCI TaiwanSM Index successor index and publication of such MSCI TaiwanSM Index successor index is discontinued prior to, and such discontinuation is continuing on such Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date, or if MSCI (or the publisher of any MSCI TaiwanSM Index successor index) fails to calculate and publish a closing level for the MSCI TaiwanSM Index (or any MSCI TaiwanSM Index successor index) on any date when it would ordinarily do so in accordance with its customary practice, then the calculation agent will determine the Index closing level on such date. The Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the MSCI TaiwanSM Index or MSCI TaiwanSM Index successor index, as applicable, last in effect prior to such discontinuation or failure to calculate or publish a closing level for the index, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the MSCI TaiwanSM Index or MSCI TaiwanSM Index successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication or failure to calculate or publish the closing level of the MSCI TaiwanSM Index on the relevant exchange may adversely affect the value of the notes.

As used herein, “closing price” of a security, on any particular day, means the last reported sales price for that security on the relevant exchange at the scheduled weekday closing time of the regular trading session of the relevant exchange. If, however, the security is not listed or traded on a bulletin board, then the closing price of the security will be determined using the average execution price per share that an affiliate of Lehman Brothers Holdings pays or receives upon the purchase or sale of the security used to hedge Lehman Brothers Holdings’ obligations under the notes. The “relevant exchange” for any security (or any combination thereof then underlying the MSCI TaiwanSM Index or any successor index) means the primary exchange, quotation system (which includes bulletin board services) or other market of trading for such security.

If at any time the method of calculating the MSCI TaiwanSM Index or an MSCI TaiwanSM Index successor index, or the level thereof, is changed in a material respect, or if the MSCI TaiwanSM Index or an MSCI TaiwanSM Index successor index is in any other way modified so that the MSCI TaiwanSM Index or such MSCI TaiwanSM Index successor index does not, in the opinion of the calculation agent, fairly represent the level of the MSCI TaiwanSM Index or such MSCI TaiwanSM Index successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the MSCI TaiwanSM Index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the MSCI TaiwanSM Index or such MSCI TaiwanSM Index successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the MSCI TaiwanSM Index closing level with reference to the MSCI TaiwanSM Index or such MSCI TaiwanSM Index successor index, as adjusted. Accordingly, if the method of calculating the MSCI TaiwanSM Index or an MSCI TaiwanSM Index successor index is modified so that the level of the MSCI TaiwanSM Index or such MSCI TaiwanSM Index successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the MSCI TaiwanSM Index), then the calculation agent will adjust its calculation of the MSCI TaiwanSM Index or such MSCI TaiwanSM Index successor index in order to arrive at a level of the MSCI TaiwanSM Index or such MSCI TaiwanSM Index successor index as if there had been no such modification (e.g., as if such split had not occurred).

License Agreement with MSCI

Lehman Brothers Holdings Inc. will enter into a non-exclusive license agreement with MSCI, providing for the license to Lehman Brothers Holdings Inc. and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the MSCI TaiwanSM Index in connection with certain products, including the notes.

The notes are not sponsored, endorsed, sold or promoted by MSCI, any of its affiliates, any of its information providers or any other third party involved in, or related to, compiling, computing or creating any MSCI index (collectively, the “MSCI Parties”). The MSCI indexes are the exclusive property of MSCI. MSCI and the MSCI index names are service marks of MSCI or its affiliates and have been licensed for use for certain purposes by Lehman Brothers Holdings. Neither MSCI nor any other party makes any representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the MSCI TaiwanSM Index to track general stock market performance. MSCI is the licensor of certain trademarks, service marks and trade names of MSCI and of MSCI TaiwanSM Index which index is determined, composed and calculated by MSCI without regard to the issuer of these notes. MSCI has no obligation to take the needs of the issuer of these notes or the owners of these notes into consideration in determining, composing or calculating the MSCI TaiwanSM Index. MSCI is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. Neither MSCI nor any other party has an obligation or liability to owners of these notes in connection with the administration, marketing or trading of the notes.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NEITHER MSCI NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI

NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS AND COUNTERPARTIES, OWNERS OF OR THE PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEXES OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MORGAN STANLEY NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND MSCI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEXES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI OR ANY OTHER PARTY HAVE LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE KOSPI 200 INDEXSM

We have derived all information contained in this underlying supplement no. 1000 regarding the KOSPI 200 IndexSM, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, the Korea Exchange (“KRX”). We have not independently verified such information. We make no representation or warranty as to the accuracy or completeness of such information.

Additional information concerning the KOSPI 200 IndexSM may be obtained at the KRX website (http://sm.krx.co.kr/index.html). Information contained in the KRX website is not incorporated by reference in, and should not be considered part of, this underlying supplement or any terms supplement.

You can obtain the level of the KOSPI 200 IndexSM at any time from the Bloomberg Financial Markets page “KOSPI2 <Index> <Go>“ or from the KRX website at http://sm.krx.co.kr/index.html.

KOSPI 200 IndexSM Composition

The companies listed on the KOSPI 200 IndexSM are classified into the following industry groups: (i) fisheries, (ii) mining, (iii) manufacturing, (iv) electricity and gas, (v) construction, (vi) services, (vii) post and communication and (viii) finance.

All common stocks listed on the KRX as of the periodic realignment date are included in the selection process, except for the following:

1.	Stocks with administrative issues;

2.	Stocks with liquidation issues;

3.	Stocks issued by securities investment companies;

4.	Stocks that have been listed less than one year as of the last trading in April of the year in which the periodic review and selection process occurs.

5.	Stocks belonging to the industry groups other than those industry groups listed below;

6.	Any other stocks that are deemed unsuitable to be included in the constituents of KOSPI 200 IndexSM.

The constituents of KOSPI 200 IndexSM are selected first from the non-manufacturing industry cluster, and then from the manufacturing industry cluster.

The constituents from the non-manufacturing industry cluster are selected in accordance with the following:

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Selection will be made in descending order of market capitalization, from large to small, in the same industry group, while ensuring the accumulated market capitalization of the concerned industry group is within 70% of that of all industry groups.

•

Notwithstanding the above, the stocks whose ranking of trading volume in descending order is below 85% of the stocks included in deliberation within the same industry group, are excluded. In such case, the excluded stock will be replaced by a stock that is next in ranking in market capitalization, but satisfies the trading volume criteria.

The constituents from the manufacturing industry cluster are selected in descending order of market capitalization, descending order of market capitalization, while excluding stocks whose ranking of trading volume in descending order is below 85% of the stocks included in the process within the same industry group. The excluded stock is replaced by a stock that is next in ranking in market capitalization that satisfies the trading volume criteria.

Notwithstanding anything above, if a stock whose market capitalization is within the top 50 in terms of market capitalization, the stock may be included in the constituents of the KOSPI 200 IndexSM by taking into consideration the influence that the industry group has on the KOSPI 200 IndexSM, as well as the liquidity of the concerned stock.

Stocks to be placed on the replacement list are selected from the stocks included for deliberation, excluding those already selected as constituents of the KOSPI 200 IndexSM.

KOSPI 200 IndexSM Calculation

The KOSPI 200 IndexSM is calculated according to the following formula:

KOSPI 200 IndexSM	=	Current market capitalization of constituents Base market capitalization of constituents	x	100

The base date of the KOSPI 200 IndexSM is January 4, 1980 with a base index of 100.

The market capitalization of an individual stock is derived by multiplying the common stock price by the number of outstanding shares. The aggregate market capitalization is the sum of market capitalization of all constituent stocks. Preferred shares are, in principle, excluded from the calculation of the KOSPI 200 IndexSM. Only the common share price is used in the calculation of the market capitalization of an individual stock.

There are two types of preferred shares listed on the KRX. One is the equity-type preferred shares whose dividend rate is simply 1% higher than that of the company’s common shares. The price movement of these preferred shares is closely related to that of the company’s common shares. For that reason, this type of preferred shares is included in the number of company’s shares in calculating the market capitalization of the company. The other is the typical bond-type preferred shares. The bond-type preferred shares are excluded from the calculation of the KOSPI 200 IndexSM.

KOSPI 200 IndexSM Maintenance

Changes to the constituents of the KOSPI 200 IndexSM occur in two ways: regular realignment and special realignment. Regular realignment occurs annually and changes to constituents are announced on the trading day after the last trading day for June contracts of futures and options. Special realignment may occur at any time when constituents are conceived to be inadequate for the KOSPI 200 IndexSM as a result of delisting, designation as administrative stock, merger, etc.

The method of regular realignment is similar to the method used for selection of constituent stocks, but is restricted to ensure that the number of stocks replaced is as small as possible. Therefore, even though a stock satisfies the criteria for selection, it must have industry market capitalization that ranks within 90% of the number of constituents for that industry during the year under review in order to be newly selected for the KOSPI 200 IndexSM. However, even if an existing constituent does not satisfy the criteria for selection of constituent stocks, it will remain a constituent as long as its industry market capitalization does not exceed 110% of the number of constituents for that industry during the year under review. Moreover, even though market capitalization of a stock ranks within the top 90%, the constituents are not realigned if no other stocks exceed 110% and will be removed.

Special realignment occurs in the event of designation as administrative stock, merger, delisting, etc. affecting existing constituent stocks. In such circumstances, constituent stocks will be selected in ranking order from the replacement list in each industry group chosen beforehand during the regular realignment. In the event that the replacement list does not include a stock for a specific industry, the stock is replenished from the manufacturing industry group.

Special realignment makes it possible to select the stock of that firm or the acquired firm as a constituent of the KOSPI 200 IndexSM prior to the regular realignment date if:

1.	an initial listing of a stock is deemed to have high liquidity and is worthy of inclusion based on its impact on the KOSPI 200 IndexSM;

2.	a constituent stock is merged with a non-constituent stock; or

3.	consolidation occurs among constituent stocks.

Discontinuation of the KOSPI 200 IndexSM; Alteration of Method of Calculation

If the KRX discontinues publication of the KOSPI 200 IndexSM and the KRX or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued KOSPI 200 IndexSM (such index being referred to herein as a “KOSPI 200 IndexSM successor index”), then the Index closing level will be determined by reference to the level of such KOSPI 200 IndexSM successor index at the close of trading on the relevant exchange or market for the KOSPI 200 IndexSM successor index on each relevant Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date or dates as set forth in the relevant terms supplements.

Upon any selection by the calculation agent of a KOSPI 200 successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

If the KRX discontinues publication of the KOSPI 200 prior to, and such discontinuation is continuing on, a Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date or dates as set forth in the relevant terms supplement and the calculation agent determines, in its sole discretion, that no KOSPI 200 IndexSM successor index is available at such time or the calculation agent has previously selected a KOSPI 200 IndexSM successor index and publication of such KOSPI 200 IndexSM successor index is discontinued prior to, and such discontinuation is continuing on such Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date, or if the KRX (or the publisher of any KOSPI 200 successor index) fails to calculate and publish a closing level for the KOSPI 200 IndexSM (or any KOSPI 200 successor index) on any date when it would ordinarily do so in accordance with its customary practice, then the calculation agent will determine the Index closing level on such date. The Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the KOSPI 200 IndexSM or KOSPI 200 successor index, as applicable, last in effect prior to such discontinuation or failure to calculate or publish a closing level for the index, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the KOSPI 200 IndexSM or KOSPI 200 successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication or failure to calculate or publish the closing level of the KOSPI 200 IndexSM on the relevant exchange may adversely affect the value of the notes.

As used herein, “closing price” of a security, on any particular day, means the last reported sales price for that security on the relevant exchange at the scheduled weekday closing time of the regular trading session of the relevant exchange. If, however, the security is not listed or traded on a bulletin board, then the closing price of the security will be determined using the average execution price per share that an affiliate of Lehman Brothers Holdings pays or receives upon the purchase or sale of the security used to hedge Lehman Brothers Holdings’ obligations under the notes. The “relevant exchange” for any security (or any combination thereof then underlying the KOSPI 200 IndexSM or any successor index) means the primary exchange, quotation system (which includes bulletin board services) or other market of trading for such security.

If at any time the method of calculating the KOSPI 200 IndexSM or a KOSPI 200 successor index, or the level thereof, is changed in a material respect, or if the KOSPI 200 IndexSM or a KOSPI 200 IndexSM successor index is in any other way modified so that the KOSPI 200 IndexSM or such KOSPI 200 IndexSM successor index does not, in the opinion of the calculation agent, fairly represent the level of the KOSPI 200 IndexSM or such KOSPI 200 IndexSM successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the KOSPI 200 IndexSM closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the KOSPI 200 IndexSM or such KOSPI 200 successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the KOSPI 200 IndexSM closing level with reference to the KOSPI 200 IndexSM or such KOSPI 200 successor index, as adjusted. Accordingly, if the method of calculating the KOSPI 200 IndexSM or a KOSPI 200 IndexSM successor index is modified so that the level of the KOSPI 200 IndexSM or such KOSPI 200 successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the KOSPI 200 IndexSM), then the calculation agent will adjust its calculation of the KOSPI 200 IndexSM or such KOSPI 200 IndexSM successor index in order to arrive at a level of the KOSPI 200 IndexSM or such KOSPI 200 successor index as if there had been no such modification (e.g., as if such split had not occurred).

License Agreement with the KRX

The Korea Exchange and Lehman Brothers Holdings have entered into a non-exclusive license agreement providing for license to Lehman Brothers Holdings and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the KOSPI 200 IndexSM in connection with certain securities, including the notes. The notes are linked to the KOSPI 200 IndexSM as well as the other indices in the basket.

The notes are not sponsored, endorsed, sold or promoted by KRX. KRX makes no representation or warranty, express or implied, to the owners of the product or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the KOSPI indices to track general stock market performance. KRX’s only relationship to the licensee is the licensing of certain trademarks and trade names of KRX and of the KOSPI indices which is determined, composed and calculated by KRX without regard to the licensee or the notes. KRX has no obligation to take the needs of the licensee or the owners of the notes into consideration in determining, composing or calculating the KOSPI indices. KRX is not responsible for and has not participated in the determination of the prices and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash. KRX has no obligation or liability in connection with the administration, marketing or trading of the notes.

KRX DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE KOSPI INDICES OR ANY DATA INCLUDED THEREIN AND KRX SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. KRX MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE KOSPI INDEXES OR ANY DATA INCLUDED THEREIN. KRX MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE KOSPI INDEXES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL KRX HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE MSCI SINGAPORE FREE INDEXSM

We have derived all information contained in this underlying supplement no. 1000 regarding the MSCI Singapore Free IndexSM, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Morgan Stanley Capital International Inc. (“MSCI”). We have not independently verified such information. We make no representation or warranty as to the accuracy or completeness of such information.

Additional information concerning the MSCI Singapore Free IndexSM may be obtained at the MSCI website (www.mscibarra.com). Information contained in the MSCI website is not incorporated by reference in, and should not be considered part of, this underlying supplement or any terms supplement.

You can obtain the level of the MSCI Singapore Free IndexSM at any time from the Bloomberg Financial Markets page “SGY <Index> <Go>” or from the MSCI web site at www.mscibarra.com.

MSCI Singapore Free IndexSM Composition

MSCI targets an 85% free float adjusted market representation level within each industry group in Singapore. The security selection process within each industry group is based on analysis of the following:

•	Each company’s business activities and the diversification that its securities would bring to the index.

•

The size (based on free float-adjusted market capitalization) and liquidity of securities. All other things being equal, MSCI targets for inclusion the most sizable and liquid securities in an industry group. In addition, securities that do not meet the minimum size guidelines and/or securities with inadequate liquidity are not considered for inclusion. Though the following limits are subject to revision, as of the date of this underlying supplement, a security will be eligible for inclusion in the MSCI Singapore Free IndexSM if it achieves a free float adjusted market capitalization of U.S. $600 million and will be eligible for deletion if such capitalization falls below U.S. $300 million as of the yearly review. If, however, the free float adjusted market capitalization level falls significantly below the free float adjusted market capitalization level for deletions prior to a yearly review, for example during a quarterly review, then the security may be deleted prior to such yearly review.

•

The liquidity of the securities. All other things being equal, MSCI targets for inclusion the most liquid securities in an industry group. In addition, securities that have inadequate liquidity are not considered for inclusion. MSCI does not define absolute minimum or maximum liquidity levels for stock inclusion or exclusion from the MSCI Singapore Free IndexSM but considers each stock’s relative standing within Singapore and between cycles. A useful measure to compare liquidity within the same market is the Annualized Traded Value Ratio (“ATVR”), which screens out extreme daily trading volumes and takes into account the difference in market capitalization size. The ATVR Ratio of each security is calculated via the following 3-step process:

•

First, monthly median traded values are computed using the daily median traded value, multiplied by the number of days in the month that the security traded. The daily traded value of a security is equal to the number of shares traded during the day, multiplied by the closing price of that security. The daily median traded value is the median of the daily traded values in a given month.

•	Second, the monthly median traded value ratio is obtained by dividing the monthly median traded value of a security by its free float adjusted security market capitalization at the end of the month.

•	Third, the ATVR is obtained by multiplying the average of the monthly median trade value ratios of the previous 12 months—or the number of months for which this data is available—by 12.

Only securities of companies with an estimated overall or security free float greater than 15% are generally considered for inclusion in the MSCI Singapore Free IndexSM. For securities not subject to foreign ownership limitations, the free float of a security is estimated as its total number of shares outstanding less shareholdings classified as strategic and/or non-free float. For securities subject to foreign ownership limitations, the estimated free float available to foreign investors is equal to the lesser of (a) the total number of shares outstanding less shareholdings classified as strategic or non-free float and (b) foreign ownership limitation adjusted for non-free float stakes held by foreign investors.

MSCI free float adjusts the market capitalization of each security using an adjustment factor referred to as the Foreign Inclusion Factor (“FIF”). Securities not subject to foreign ownership limitations have a FIF equal to (a) the estimated free float, rounded up to the closest 5%, if the securities have a free float greater than 15% or (b) the estimated free float, rounded to the closest 1%, if the securities have a free float less than 15%. For securities subject to foreign ownership limitations, the FIF is equal to the lesser of (a) the estimated free float available to foreign investors (i) rounded up to the closest 5%, if the free float is greater than 15% or (ii) rounded to the closest 1%, if the free float is less than 15% and (b) foreign ownership limitation rounded to the closest 1%.

The free float adjusted market capitalization of a security is calculated as the product of the FIF and the security’s full market capitalization.

MSCI Singapore Free IndexSM Maintenance

There are three broad categories of MSCI Singapore Free IndexSM maintenance:

•	An annual full country index review that reassesses the various dimensions of the equity universe in Taiwan;

•	Quarterly index reviews, aimed at promptly reflecting other significant market events; and

•	Ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the index rapidly as they occur.

During the annual review, additions or deletions of securities are made (i) following the reappraisal of the free float adjusted industry group representation within a country relative to an 85% target, (ii) following an update of the minimum size guidelines for additions and deletions and (iii) based on a company’s and/or security’s free float of less than 15% that has decreased in size in terms of free float adjusted market capitalization due to reduction in free float or due to performance and that no longer meet certain criteria.

During a quarterly index review, securities may be added to or deleted from the MSCI Singapore Free IndexSM for a variety of reasons, including the following:

•

Additions or deletions of securities, due to one or more industry groups having become significantly over- or under-represented as a result of mergers, acquisitions, restructuring and other major market events affecting that industry group.

•

Additions or deletions resulting from changes in industry classification, significant increases or decreases in free float and relaxation/removal or decreases of foreign ownership limits not implemented immediately.

•	Additions of large companies that did not meet the minimum size criterion for early inclusion at the time of their initial public offering or secondary offering.

•

Newly listed equity securities available to foreign investors may be considered for early inclusion at the time of the quarterly review if the security meets the index constituent eligibility rules and guidelines and has a free float-adjusted market capitalization of at least U.S. $2,400 million.

•	Replacement of companies which are no longer suitable industry representatives.

•	Deletion of securities whose issuing company and/or security free float has fallen to less than 15% and which do not meet certain criteria.

•	Deletion of securities that have become very small or illiquid.

•	Replacement of securities (additions or deletions) resulting from the review of price source for constituents with both domestic and foreign board quotations.

•	Additions or deletions of securities as a result of other market events.

MSCI Singapore Free IndexSM Calculation

The MSCI Singapore Free IndexSM is computed generally by multiplying the previous day’s index level by the free float adjusted market capitalization level of each share in the MSCI Singapore Free IndexSM on the prior day divided by the free float adjusted market capitalization level of each share in the MSCI Singapore Free IndexSM on the current day. The numerator is adjusted market capitalization, but the denominator is unadjusted, meaning that the price adjustment factor is applied to the numerator, but not to the denominator.

Discontinuation of the MSCI Singapore Free IndexSM; Alteration of Method of Calculation

If MSCI discontinues publication of the MSCI Singapore Free IndexSM and MSCI or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued MSCI Singapore Free IndexSM (such index being referred to herein as a “MSCI Singapore Free IndexSM successor index”), then any Index closing level will be determined by reference to the level of such MSCI Singapore Free IndexSM successor index at the close of trading on the relevant exchange or market for the MSCI Singapore Free IndexSM successor index on each relevant Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date or dates as set forth in the relevant terms supplements.

Upon any selection by the calculation agent of a MSCI Singapore Free IndexSM successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

If MSCI discontinues publication of the MSCI Singapore Free IndexSM prior to, and such discontinuation is continuing on, a Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date or dates as set forth in the relevant terms supplement and the calculation agent determines, in its sole discretion, that no MSCI Singapore Free IndexSM successor index is available at such time or the calculation agent has previously selected a MSCI Singapore Free IndexSM successor index and publication of such MSCI Singapore Free IndexSM successor index is discontinued prior to, and such discontinuation is continuing on such Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date, or if MSCI (or the publisher of any MSCI Singapore Free IndexSM successor index) fails to calculate and publish a closing level for the MSCI Singapore Free IndexSM (or any MSCI Singapore Free IndexSM successor index) on any date when it would ordinarily do so in accordance with its customary practice, then the calculation agent will determine the Index closing level on such date. The Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the MSCI Singapore Free IndexSM or MSCI Singapore Free IndexSM successor index, as applicable, last in effect prior to such discontinuation or failure to calculate or publish a closing level for the index, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the MSCI Singapore Free IndexSM or MSCI Singapore Free IndexSM successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication or failure to calculate or publish the closing level of the MSCI Singapore Free IndexSM on the relevant exchange may adversely affect the value of the notes.

As used herein, “closing price” of a security, on any particular day, means the last reported sales price for that security on the relevant exchange at the scheduled weekday closing time of the regular trading session of the relevant exchange. If, however, the security is not listed or traded on a bulletin board, then the closing price of the security will be determined using the average execution price per share that an affiliate of Lehman Brothers Holdings pays or receives upon the purchase or sale of the security used to hedge Lehman Brothers Holdings’ obligations under the notes. The “relevant exchange” for any security (or any combination thereof then underlying the MSCI Singapore Free IndexSM or any successor index) means the primary exchange, quotation system (which includes bulletin board services) or other market of trading for such security.

If at any time the method of calculating the MSCI Singapore Free IndexSM or a MSCI Singapore Free IndexSM successor index, or the level thereof, is changed in a material respect, or if the MSCI Singapore Free IndexSM or a MSCI Singapore Free IndexSM successor index is in any other way modified so that the MSCI Singapore Free IndexSM or such MSCI Singapore Free IndexSM successor index does not, in the opinion of the calculation agent, fairly represent the level of the MSCI Singapore Free IndexSM or such MSCI Singapore Free IndexSM successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the MSCI Singapore Free IndexSM closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the MSCI Singapore Free IndexSM or such MSCI Singapore Free IndexSM successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the MSCI Singapore Free IndexSM closing level with reference to the MSCI Singapore Free IndexSM or such MSCI Singapore Free IndexSM successor index, as adjusted. Accordingly, if the method of calculating the MSCI Singapore Free IndexSM or a MSCI Singapore Free IndexSM successor index is modified so that the level of the MSCI Singapore Free IndexSM or such MSCI Singapore Free IndexSM successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the MSCI Singapore Free IndexSM), then the calculation agent will adjust its calculation of the MSCI Singapore Free IndexSM or such MSCI Singapore Free IndexSM successor index in order to arrive at a level of the MSCI Singapore Free IndexSM or such MSCI Singapore Free IndexSM successor index as if there had been no such modification (e.g., as if such split had not occurred).

License Agreement with MSCI

Lehman Brothers Holdings Inc. will enter into a non-exclusive license agreement with MSCI, providing for the license to Lehman Brothers Holdings Inc. and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the MSCI Singapore Free IndexSM in connection with certain products, including the notes.

The notes are not sponsored, endorsed, sold or promoted by MSCI, any of its affiliates, any of its information providers or any other third party involved in, or related to, compiling, computing or creating any MSCI index (collectively, the “MSCI Parties”). The MSCI indexes are the exclusive property of MSCI. MSCI and the MSCI index names are service marks of MSCI or its affiliates and have been licensed for use for certain purposes by Lehman Brothers Holdings. Neither MSCI nor any other party makes any representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the MSCI Singapore Free IndexSM to track general stock market performance. MSCI is the licensor of certain trademarks, service marks and trade names of MSCI and of MSCI Singapore Free IndexSM which index is determined, composed and calculated by MSCI without regard to the issuer of these notes. MSCI has no obligation to take the needs of the issuer of these notes or the owners of these notes into consideration in determining, composing or calculating the MSCI Singapore Free IndexSM. MSCI is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. Neither MSCI nor any other party has an obligation or liability to owners of these notes in connection with the administration, marketing or trading of the notes.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NEITHER MSCI NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS AND COUNTERPARTIES, OWNERS OF OR THE PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEXES OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MORGAN STANLEY NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND MSCI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEXES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI OR ANY OTHER PARTY HAVE LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE NIKKEI 225SM INDEX

We have derived all information regarding the Nikkei 225SM Index contained in this underlying supplement no. 1000, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by Nikkei Inc. We have not independently verified such information. We make no representation or warranty as to the accuracy or completeness of such information.

Additional information concerning the Nikkei 225SM Index may be obtained at the Nikkei web site (www.nni.nikkei.co.jp). Information contained in the Nikkei web site is not incorporated by reference in, and should not be considered part of, this underlying supplement or any terms supplement.

You can obtain the level of the Nikkei 225SM Index at any time from the Bloomberg Financial Markets page “NKY <Index> <GO>“ or from the Nikkei web site at www.nni.nikkei.co.jp.

Nikkei 225SM Index Composition and Maintenance

The Nikkei 225SM Index is a stock index calculated, published and disseminated by Nikkei Inc. that measures the composite price performance of selected Japanese stocks. The Nikkei 225SM Index, as of the date of this underlying supplement, is based on 225 underlying stocks (the “Underlying Stocks”) trading on the Tokyo Stock Exchange (“TSE”) representing a broad cross-section of Japanese industries. All 225 Underlying Stocks are stocks listed in the First Section of the TSE. Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE. Nikkei Inc. rules require that the 75 most liquid issues (one-third of the component count of the Nikkei 225SM Index) be included in the Nikkei 225SM Index.

The 225 companies included in the Nikkei 225SM Index are divided into six sector categories: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others and Transportation and Utilities. These six sector categories are further divided into 36 industrial classifications as follows:

•	Technology — Pharmaceuticals, Electrical Machinery, Automobiles, Precision Machinery, Telecommunications;

•	Financials — Banks, Miscellaneous Finance, Securities, Insurance;

•	Consumer Goods — Marine Products, Food, Retail, Services;

•	Materials — Mining, Textiles, Paper and Pulp, Chemicals, Oil, Rubber, Ceramics, Steel, Nonferrous Metals, Trading House;

•	Capital Goods/Others — Construction, Machinery, Shipbuilding, Transportation Equipment, Miscellaneous Manufacturing, Real Estate; and

•	Transportation and Utilities — Railroads and Buses, Trucking, Shipping, Airlines, Warehousing, Electric Power, Gas.

Nikkei 225SM Index Calculation

The Nikkei 225SM Index is a modified, price-weighted index (i.e., an Underlying Stock’s weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (i) multiplying the per share price of each Underlying Stock by the corresponding weighting factor for such Underlying Stock (a “Weight Factor”), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor (the “Divisor”). The Divisor was initially set at 225 for the date of May 16, 1949 using historical numbers from May 16, 1949, the date on which the TSE was reopened. The Divisor was 24.341 as of October 1, 2007 and is subject to periodic adjustments as set forth below. Each Weight Factor is computed by dividing ¥50 by the par value of the relevant Underlying Stock, so that the share price of each Underlying Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of ¥50. The stock prices used in the calculation of the Nikkei 225SM Index are those reported by a primary market for the Underlying Stocks (currently the TSE). The level of the Nikkei 225SM Index is calculated once per minute during TSE trading hours.

In order to maintain continuity in the Nikkei 225SM Index in the event of certain changes due to non-market factors affecting the Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the Divisor used in calculating the Nikkei 225SM Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225SM Index. Thereafter, the Divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any Underlying Stock, the Divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new Divisor (i.e., the level of the Nikkei 225SM Index immediately after such change) will equal the level of the Nikkei 225SM Index immediately prior to the change.

An Underlying Stock may be deleted or added by Nikkei Inc. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Underlying Stocks: (i) bankruptcy of the issuer, (ii) merger of the issuer with, or acquisition of the issuer by, another company, (iii) delisting of such stock, (iv) transfer of such stock to the “Seiri-Post” because of excess debt of the issuer or because of any other reason or (v) transfer of such stock to the Second Section. In addition, a component stock transferred to the “Kanri-Post” (Posts for stocks under supervision) is in principle a candidate for deletion. Underlying Stocks with relatively low liquidity, based on trading value and rate of price fluctuation over the past five years, may be deleted by Nikkei Inc. Upon deletion of a stock from the Underlying Stocks, Nikkei Inc. will select a replacement for such deleted Underlying Stock in accordance with certain criteria. In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by Nikkei Inc. to be representative of a market may be added to the Underlying Stocks. In such a case, an existing Underlying Stock with low trading volume and deemed not to be representative of a market will be deleted by Nikkei Inc.

A list of the issuers of the Underlying Stocks constituting the Nikkei 225SM Index is available from the Nikkei Economic Electronic Databank System and from the Stock Market Indices Data Book published by Nikkei Inc. Nikkei Inc. may delete, add or substitute any stock underlying the Nikkei 225SM Index. Nikkei Inc. first calculated and published the Nikkei 225SM Index in 1970.

The Tokyo Stock Exchange

The TSE is one of the world’s largest securities exchanges in terms of market capitalization. Trading hours are currently from 9:00 a.m. to 11:00 a.m. and from 12:30 p.m. to 3:00 p.m., Tokyo time, Monday through Friday.

Due to the time zone difference, on any normal trading day the TSE will close prior to the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei 225SM Index on a trading day will generally be available in the United States by the opening of business on the same calendar day.

The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a “special bid quote” or a “special asked quote” for that stock at a specified higher or lower price level than the stock’s last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Nikkei 225SM Index may be limited by price limitations or special quotes, or by suspension of trading, on individual stocks that make up the Nikkei 225SM Index, and these limitations, in turn, may adversely affect the value of the notes.

Discontinuation of the Nikkei 225SM Index; Alteration of Method of Calculation

Nikkei Inc. has no obligation to continue to publish the Nikkei 225SM Index, and may discontinue publication of the Nikkei 225SM Index at any time in its sole discretion. If Nikkei Inc. discontinues publication of the Nikkei 225SM Index and Nikkei Inc. or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Index (such index being referred to herein as a “Nikkei 225SM Index successor index”), then any Index closing level will be determined by reference to the level of such Nikkei 225SM Index successor index at the close of trading on the TSE (2nd session) or the relevant exchange or market for the Nikkei 225SM Index successor index on each relevant Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date or dates as set forth in the relevant terms supplement.

Upon any selection by the calculation agent of a Nikkei 225SM Index successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

If Nikkei Inc. discontinues publication of the Nikkei 225SM Index prior to, and such discontinuation is continuing on, a Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date as set forth in the relevant terms supplement and the calculation agent determines, in its sole discretion, that no Nikkei 225SM Index successor index is available at such time, or the calculation agent has previously selected a Nikkei 225SM Index successor index and publication of such Nikkei 225SM Index successor index is discontinued prior to, and such discontinuation is continuing on, such Basket Valuation Date, Observation Date, Averaging Date, Review Date or other relevant date, or if Nikkei Inc. (or the publisher of any Nikkei 225SM Index successor index) fails to calculate and publish a closing level for the Nikkei 225SM Index (or any Nikkei 225SM Index successor index) on any date when it would ordinarily do so in accordance with its customary practice, then the calculation agent will determine the Index closing level for such date. The Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the Nikkei 225SM Index or Nikkei 225SM Index successor index, as applicable, last in effect prior to such discontinuation or failure to calculate or publish a closing level for the index, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently composing the Nikkei 225SM Index or Nikkei 225SM Index successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication or failure to calculate or publish the closing level of the Nikkei 225SM Index may adversely affect the value of the notes.

As used herein, “closing price” of a security, on any particular day, means the last reported sales price for that security on the relevant exchange at the scheduled weekday closing time of the regular trading session of the relevant exchange. If, however, the security is not listed or traded on a bulletin board, then the closing price of the security will be determined using the average execution price per share that an affiliate of Lehman Brothers Holdings Inc. pays or receives upon the purchase or sale of the security used to hedge Lehman Brothers Holdings Inc.’s obligations under the notes. The “relevant exchange” for any security (or any combination thereof then underlying the Nikkei 225SM Index or any successor index) means the primary exchange, quotation system (which includes bulletin board services) or other market of trading for such security.

If at any time the method of calculating the Nikkei 225SM Index or a Nikkei 225SM Index successor index, or the level thereof, is changed in a material respect, or if the Nikkei 225SM Index or a Nikkei 225SM Index successor index is in any other way modified so that the Nikkei 225SM Index or such Nikkei 225SM Index successor index does not, in the opinion of the calculation agent, fairly represent the level of the Nikkei 225SM Index or such Nikkei 225SM Index successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the Nikkei 225SM Index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the Nikkei 225SM Index or such Nikkei 225SM Index successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the Index closing level with reference to the Nikkei 225 Index or such Nikkei 225SM Index successor index, as adjusted. Accordingly, if the method of calculating the Nikkei 225SM Index or a Nikkei 225SM Index successor index is modified so that the level of the Nikkei 225SM Index or such Nikkei 225SM Index successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Nikkei 225SM Index), then the calculation agent will adjust its calculation of the Nikkei 225SM Index or such Nikkei 225SM Index successor index in order to arrive at a level of the Nikkei 225SM Index or such Nikkei 225SM Index successor index as if there had been no such modification (e.g., as if such split had not occurred).

License Agreement with Nikkei Digital Media, Inc.

Lehman Brothers Holdings Inc. will enter into a non-exclusive license agreement with Nikkei Digital Media, Inc. (“NDM”), who is exclusively licensed by Nikkei Inc. to sublicense the use of the Nikkei 225SM Index to third parties. The license agreement will grant Lehman Brothers Holdings Inc. and certain of its affiliated or subsidiary companies a license, in exchange for a fee, to use the Nikkei 225SM Index in connection with certain securities, including the notes.

The license agreement between NDM and Lehman Brothers Holdings Inc. will provide that the following language must be stated in this prospectus supplement.

The notes are not in any way sponsored, endorsed or promoted by Nikkei Inc. Nikkei Inc. does not make any warranty or representation whatsoever, express or implied, either as to the results to be obtained from the use of the Nikkei 225SM Index or the level of the Nikkei 225SM Index on any particular day or otherwise.

The Nikkei 225SM Index is compiled and calculated solely by Nikkei Inc. However, Nikkei Inc. shall not be liable to any person for any error in the Nikkei 225SM Index, and Nikkei Inc. shall not be under any obligation to advise any person, including any purchaser or vendor of the notes, of any error therein.

In addition, Nikkei Inc. gives no assurance regarding any modification or change in any methodology used in calculating the Nikkei 225SM Index and is under no obligation to continue the calculation, publication and dissemination of the Nikkei 225SM Index.

“Nikkei” and “Nikkei 225” are the service marks of Nikkei Inc. Nikkei Inc. reserves all the rights, including copyright, to the Nikkei 225SM Index.

Our license agreement with NDM provides that Nikkei Inc. will assume no obligation or responsibility for use of the Nikkei 225SM Index by us or our affiliates.